Amendment to the Stock Purchase Agreement

Between Paul Prahl and Epazz, Inc. dated September 2, 2010

Section 1.05 Delivery of the Common Stock: Payment of Purchase Price

At Closing Intellisys stock certificate of 85 shares will be held by Newtek Small Business Lending until Newtek Small Business Lending SBA 7a loan is paid by Purchaser.  Then the stock certificate will be deliver to Seller’s lawyer office.

Signature/s/ Paul Prahl

Paul  Prahl

Signature /s/ Shaun Passley

Shaun Passley, CEO of Epazz, Inc.